UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             October 3, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 9, 2007, Georgia Power Company (the “Company”) filed an amendment to its Charter with the Secretary of State of the State of Georgia (the “Amendment”). The Amendment sets forth the rights and preferences of the Company’s 6.50% Series 2007A Preference Stock, Non-Cumulative, Par Value $100 Per Share (the “Preference Stock”).

Item 8.01.	Other Events.

On October 3, 2007, the Company entered into an Underwriting Agreement covering the issue and sale by the Company of 2,250,000 shares of the Preference Stock. The Preference Stock was registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-140954) of the Company.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits.

1.3

Underwriting Agreement, dated October 3, 2007 relating to the Preference Stock among the Company and Citigroup Global Markets Inc. and Lehman Brothers Inc., as representatives of the several Underwriters named in Schedule I to the Underwriting Agreement.

4.5	Amendment to the Charter of the Company, dated October 9, 2007.

5.1	Opinion of Troutman Sanders LLP relating to the Preference Stock.

12.1	Computation of ratio of earnings to fixed charges.

12.2	Computation of ratio of earnings to fixed charges plus preferred dividend requirements (pre-income tax basis).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2007	GEORGIA POWER COMPANY
By /s/Wayne Boston Wayne Boston Assistant Secretary